Exhibit 10.1

SECOND NOTE MODIFICATION AGREEMENT

This Second Note Modification Agreement (this “Agreement”), dated as of January 31, 2006, is by and between Waste Systems, Inc., a Delaware corporation (“Lender”), and 3CI Complete Compliance Corporation, a Delaware corporation (“Borrower”).  Terms not otherwise defined herein shall have the same meanings as set forth in the Note (as defined below).

RECITALS:

WHEREAS, Borrower and Lender have entered into that certain Second Amended and Restated Secured Promissory Note, dated September 30, 2004, in the original principal amount of $1,302,826.48 (as amended, modified, or restated from time to time, the “Note”); and

WHEREAS, pursuant to the terms and conditions of the Note, the outstanding principal of the Note and any accrued but unpaid interest is due and payable on April 3, 2006; and

WHEREAS, Borrower has requested that Lender extend the maturity date of the Note until the earlier of June 30, 2006, or the final effective date of the settlement agreement in cause no. 467704-A, Robb et al. v. Stericycle, Inc. et al. (the “Louisiana Suit”) in the First Judicial District Court, Caddo Parish, Louisiana (the “Court”), as set forth herein; and

WHEREAS, Borrower and Lender desire to modify payment terms of the Note as herein set forth;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Note Modification.  The outstanding principal of the Note and any accrued but unpaid interest is due and payable on the earlier of (i) June 30, 2006, or (ii) the day the Final Order and Judgment entered by the Court dismissing the Louisiana Suit with prejudice and approving the terms and conditions of the settlement agreement entered into by the parties to the Louisiana Suit becomes final.  For purposes of this Agreement, the Final Order and Judgment shall be deemed final on the later of (a) the day following the date on which the Final Order and Judgment is no longer subject to review by appeal or (b) the day following the date on which any appeal from the Final Order and Judgment is finally resolved, either because a petition for certiorari is denied or by reason of affirmance by a court of last resort or by lapse of time following affirmance or dismissal of the appeal by an intermediate appellate court or otherwise, provided that the Final Order and Judgment are not reversed or materially modified by the Court or any reviewing court.

2.                                       Effect of Modification.  Except as expressly modified and superseded by this Agreement, the Note shall continue in full force and effect in accordance with its terms.

3.                                       Multiple Counterparts.  This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but both of which shall constitute, collectively, one agreement.

4.                                       Reference to Agreement.  The Note and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Note shall mean and refer to the Note, as modified hereby.  All capitalized words that are not defined in this Agreement shall have the same definitions as established in the Note.

5.                                       Headings.  The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

6.                                       Governing Law; Venue.  The parties hereto acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder shall be performable in Dallas, Dallas County, Texas.   This Note shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to such State’s principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

BORROWER:		LENDER:

3CI COMPLETE COMPLIANCE CORPORATION		WASTE SYSTEMS, INC.

By:	/s/ Matthew D. Peiffer	By:	/s/ Elizabeth L. Brandel
	Matthew D. Peiffer	Name:	Elizabeth L. Brandel
	Chief Financial Officer	Title:	VP Finance